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                                                                EXHIBIT 4.4

                                                        EXECUTION COPY

                          INTERCREDITOR AGREEMENT

               INTERCREDITOR AGREEMENT, dated as of December 1, 1997, among CRESTAR BANK (the "Trustee"), under the Indenture dated December 1, 1997 made by Bear Island Paper Company, LLC ("BIPCO") and Bear Island Finance Company ("FinCo") in favor of the Trustee (the "Indenture"); TORONTO-DOMINION (TEXAS), INC., as Administrative Agent under the BIPCO Credit Agreement (capitalized terms having the definitions set forth in Section 1 below; in such capacity, the "BIPCO Agent"); TORONTO-DOMINION (TEXAS), INC., in its capacity as Administrative Agent under the BAI Credit Agreement (in such capacity, the "BAI Agent"); and BEAR ISLAND PAPER COMPANY, LLC ("BIPCO") and BRANT-ALLEN INDUSTRIES, INC. ("BAI"; together with BIPCO, the "Borrowers").

                           W I T N E S S E T H :

               WHEREAS, BIPCO, a wholly owned subsidiary of BAI, intends to make secured borrowings under the BIPCO Credit
     Agreement;

               WHEREAS, BAI intends to make secured borrowings under the BAI Credit Agreement;

               WHEREAS, BIPCO and its wholly owned subsidiary FinCo intend to issue secured notes under the Indenture;

               WHEREAS, BAI and its affiliates have pledged certain collateral ("Collateral") to secure their obligations under more than one of the foregoing agreements;

               WHEREAS, the parties hereto desire to set forth their relative rights in respect of such shared collateral and the security interests granted therein;

               NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

          1. Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreements and the Loan Documents have the meanings given to them in such documents.

          (b)  The following terms shall have the following meanings:

               "Agreement": this Intercreditor Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

               "BAI Credit Agreement": the Credit Agreement, dated as of the date hereof, among the BAI Agent, the BAI Lenders and BAI, as amended, supplemented or otherwise modified from time to time; for the purposes hereof, "BAI Credit Agreement" shall also be deemed to refer to any credit agreement or similar document entered into by BAI and any lenders to replace the BAI Credit Agreement in whole or in part.

               "BAI Lenders": the lenders parties from time to time to the BAI Credit Agreement in their capacity as lenders thereunder, and their respective successors and assigns.

               "BAI Lender Priority Collateral": any and all Lender Priority Collateral pledged to secure the BAI Obligations.

               "BAI Loan Documents": the collective reference to the BAI Credit Agreement, each "Loan Document" as defined therein and all other documents that from time to time evidence the BAI Obligations or secure or support payment or performance thereof or of any guarantee thereof.

               "BAI Loan Parties": BAI and each other Loan Party under (and as defined in) the BAI Loan Documents, and each successor and assign of the foregoing.

               "BAI Obligations": the Lender Obligations in respect of the BAI Loan Documents.

               "BIPCO Credit Agreement": the Credit Agreement, dated as of the date hereof, among the BIPCO Agent, the BIPCO Lenders and BIPCO, as amended, supplemented or otherwise modified from time to time; for the purposes hereof, "BIPCO Credit Agreement" shall also be deemed to refer to any credit agreement or similar document entered into by BIPCO and any lenders to replace the BIPCO Credit Agreement in whole or in part.

               "BIPCO Lenders": the lenders parties from time to time to the BIPCO Credit Agreement in their capacity as lenders thereunder, and their respective successors and assigns.

               "BIPCO Lender Priority Collateral": any and all Lender Priority Collateral pledged to secure the BIPCO Obligations.

               "BIPCO Loan Documents": the collective reference to the BIPCO Credit Agreement, each "Loan Document" as defined therein and all other documents that from time to time evidence the BIPCO Obligations or secure or support payment or performance thereof or of any guarantee thereof.

               "BIPCO Loan Parties": BIPCO and each other Loan Party under (and as defined in) the BIPCO Loan Documents, and each successor and assign of the foregoing.

               "BIPCO Obligations": the Lender Obligations in respect of the BIPCO Loan Documents.

               "BITCO":  Bear Island Timberlands Company, LLC, a
          Virginia limited liability company.

               "BITCO Collateral": the membership interests of BITCO identified on Schedule 1 of the Timberlands Pledge
          Agreement.

               "Credit Agreements": the BAI Credit Agreement and the BIPCO Credit Agreement.

               "Lender Obligations": the collective reference to the unpaid principal of and interest owing under the Credit Agreements and all other obligations and liabilities of the Borrowers thereunder, including, without limitation, interest accruing at the applicable rate provided in the Credit Agreements after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any other party specified therein, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreements (including, without limitation, any obligations under any Interest Rate Protection Agreement referred to in a Credit Agreement), this Agreement, the BAI Loan Documents, the BIPCO Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, including, without limitation, all fees and disbursements of counsel that are required to be paid by the Borrowers pursuant to the terms of the Credit Agreements, this Agreement or, the BAI Loan Documents or the BIPCO Loan Documents.

               "Lender Priority Collateral": the collective reference to any and all property from time to time subject to a security interest to secure payment or performance of the Lender Obligations or the Trustee Obligations.

               "Loan Documents": the BAI Loan Documents and the BIPCO Loan Documents.

               "Loan Parties":  the BAI Loan Parties and the BIPCO
          Loan Parties.

               "Senior Secured Lender":   each of the BAI Agent, the
          BIPCO Agent, each BAI Lender and each BIPCO Lender.

               "Soucy Collateral": the "Pledged Stock" as defined in the Soucy Pledge Agreement.

               "Soucy Pledge Agreement": the Soucy Pledge Agreement dated as of the date hereof, made by BAI in favor of the BIPCO Agent and the BAI Agent and, for the purposes of this Agreement, the notarial deed of hypothec granted on the Collateral (as defined in the Soucy Pledge Agreement) pursuant to the laws of the province of Quebec (Canada).

               "Subordinated Security Documents": the collective reference to any and all documents providing for collateral security, guarantees or negative pledges in connection with the notes issued under the Indenture as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 6.9 of the BIPCO Credit Agreement.

               "Timberlands Pledge Agreement": the meaning ascribed in the BAI Credit Agreement.

               "Trustee Documents": the collective reference to the Indenture, the notes issued thereunder and the Subordinated Security Documents.

               "Trustee Obligations": the collective reference to the unpaid principal of and interest owing under the Indenture and the notes issued thereunder and all other obligations and liabilities of BIPCO and FinCo thereunder (including, without limitation, interest accruing at the then applicable rate provided in the Indenture and the notes issued thereunder after the maturity of the principal obligations owing thereunder and interest accruing at the then applicable rate provided in the Indenture and the notes issued thereunder after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to BIPCO or FinCo, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the notes issued thereunder, this Agreement, or any other Subordinated Security Document, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Trustee that are required to be paid by the Borrower or FinCo pursuant to the terms of the Indenture or this Agreement or any other Subordinated Security Document).

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2. Acknowledgements The Trustee (a) acknowledges that the Borrowers and the other Loan Parties have granted senior priority security interests in the Lender Priority Collateral to secure the Lender Obligations and that such security interests are prior in all respects to the junior security interests in the Lender Priority Collateral granted to the Trustee, (b) agrees that the Trustee shall not have any claim to or in respect of the BAI Lender Priority Collateral, or any proceeds of or realization on such BAI Lender Priority Collateral, on a parity with or prior to the claim of the BAI Obligations, nor any claim to or in respect of the BIPCO Lender Priority Collateral, or any proceeds of or realization on such BIPCO Lender Priority Collateral, on a parity with or prior to the claim of the BIPCO Obligations, and (c) agrees that, notwithstanding such junior security interests and any rights of the Trustee in respect thereof, (i) so long as the BAI Obligations have not been paid in full or the commitments under the BAI Credit Agreement have not been terminated, the Trustee shall not have any right or claim in respect of the exercise of rights and remedies of the Senior Secured Lenders in respect of the BAI Lender Priority Collateral nor shall any Senior Secured Lender have any obligation regarding any such exercise or any other obligation or duty in respect of the interests of the Trustee except as set forth in paragraph 3(d) hereof, and that the Trustee shall not assert any such claim or right in any such bankruptcy proceeding or otherwise, and (ii) so long as the BIPCO Obligations have not been paid in full or the commitments under the BIPCO Credit Agreement have not been terminated, the Trustee shall not have any right or claim in respect of the exercise of rights and remedies of the Senior Secured Lenders in respect of the BIPCO Lender Priority Collateral nor shall any Senior Secured Lender have any obligation regarding any such exercise or any other obligation or duty in respect of the interests of the Trustee except as set forth in paragraph 3(d) hereof, and that the Trustee shall not assert any such claim or right in any such bankruptcy proceeding or otherwise.

          3. Rights in Lender Priority Collateral (a) Notwithstanding anything to the contrary contained in any filing or agreement to which the Trustee, the Senior Secured Lenders or the Borrowers now or hereafter may be a party and irrespective of the time, order or method of attachment or perfection of the security interests created by the Loan Documents or the Subordinated Security Documents, the rules for determining priority under the Uniform Commercial Code or any other law governing the relative priorities of secured creditors, (i) any security interest in any BAI Lender Priority Collateral in favor of or for the benefit of the Senior Secured Lenders pursuant to the BAI Loan Documents has and shall have priority, to the extent of any unpaid BAI Loan Obligations, over any security interest in such BAI Lender
     Priority Collateral in favor of or for the benefit of the Trustee pursuant to the Subordinated Security Documents; and (ii) any security interest in any BIPCO Lender Priority Collateral in favor of or for the benefit of the Senior Secured Lenders pursuant to the BIPCO Loan Documents has and shall have priority, to the extent of any unpaid BIPCO Loan Obligations, over any security interest in such BIPCO Lender Priority Collateral in favor of or for the benefit of the Trustee pursuant to the Subordinated Security Documents.

          (b) (i) So long as the BAI Obligations have not been paid in full or the commitments under the BAI Credit Agreement have not been terminated, whether or not any bankruptcy proceeding or similar event or proceeding has been commenced by or against BAI or any other BAI Loan Party, (i) the Trustee will not (A) exercise or seek to exercise any rights or exercise any remedies with respect to any BAI Lender Priority Collateral, (B) institute any action or proceeding with respect to such rights or remedies, including without limitation, any action of foreclosure, (C) contest, protest or object to any foreclosure proceeding or action brought by the BAI Agent or any BAI Lender, or any other exercise by any such party, of any rights and remedies relating to the BAI Lender Priority Collateral under the Subordinated Security Documents or otherwise, or any release of any or all of the BAI Lender Priority Collateral for any purpose, or (D) object to the forbearance by the BAI Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the BAI Lender Priority Collateral, and (ii) the BAI Lenders shall have the exclusive right to enforce rights, exercise remedies and make determinations regarding release, disposition, or restrictions with respect to the Lender Priority Collateral; provided, that in any bankruptcy proceeding or similar event or proceeding commenced by or against BAI or any other BAI Loan Party, the Trustee may file a claim or statement of interest with respect to the Trustee Obligations.

     (ii) So long as the BIPCO Obligations have not been paid in full or the commitments under the BIPCO Credit Agreement have not been terminated, whether or not any bankruptcy proceeding or similar event or proceeding has been commenced by or against BIPCO or any other BIPCO Loan Party, (i) the Trustee will not (A) exercise or seek to exercise any rights or exercise any remedies with respect to any BIPCO Lender Priority Collateral, (B) institute any action or proceeding with respect to such rights or remedies, including without limitation, any action of foreclosure, (C) contest, protest or object to any foreclosure proceeding or action brought by the BIPCO Agent or any BIPCO Lender, or any other exercise by any such party, of any rights and remedies relating to the BIPCO Lender Priority Collateral under the Subordinated Security Documents or otherwise, or any release of any or all of the BIPCO Lender Priority Collateral for any purpose, or (D) object to the forbearance by the BIPCO Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the BIPCO Lender Priority Collateral, and (ii) the BIPCO Lenders shall have the exclusive right to enforce rights, exercise remedies and make determinations regarding release, disposition, or restrictions with respect to the Lender Priority Collateral; provided, that in any bankruptcy proceeding or similar event or proceeding commenced by or against BIPCO or any other BIPCO Loan Party, the Trustee may file a claim or statement of interest with respect to the Trustee Obligations.

          (c) (i) In exercising rights and remedies with respect to the BAI Lender Priority Collateral, the BAI Lenders may enforce the provisions of the BAI Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include, without limitation, the rights of an agent appointed by them to sell or otherwise dispose of BAI Lender Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.

     (ii) In exercising rights and remedies with respect to the BIPCO Lender Priority Collateral, the BIPCO Lenders may enforce the provisions of the BIPCO Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include, without limitation, the rights of an agent appointed by them to sell or otherwise dispose of BIPCO Lender Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.

          (d) (i) BIPCO Lender Priority Collateral. Subject to the provisions of paragraph 6 hereof, any money, property, securities or other direct or indirect distributions of any nature whatsoever received from the sale, disposition or other realization upon a forclosure or other exercise of remedies upon the occurrence and continuance of an Event of Default (as defined in the Credit Agreements or the Indenture) by any Senior Secured Party or the Trustee of all or any part of the BIPCO Lender Priority Collateral (other than the BITCO Collateral and the Soucy Collateral which constitute a part of the BIPCO Lender Priority Collateral), regardless of whether such money, property, securities or other distributions are received directly or indirectly during the pendency of or in connection with any bankruptcy, insolvency or other like proceeding or otherwise, shall be delivered to the BIPCO Agent in the form received, duly indorsed to such party, if required, and applied by the BIPCO Agent in the following order:

               First, to the payment in full of all costs and expenses (including, without limitation, attorneys' fees and disbursements) paid or incurred by the Senior Secured
          Lenders in connection with such realization on the BIPCO Lender Priority Collateral or the protection of any of their rights and interests therein;

               Second, to the payment in full of all BIPCO Obligations in the order prescribed by Section 2.16 of the BIPCO Credit Agreement;

               Third, to the Trustee for application to the Trustee Obligations to the full extent thereof at such time; and

               Fourth, to pay the appropriate Loan Party or designee thereof or as a court of competent jurisdiction may direct, any surplus then remaining.

     (ii) BITCO Collateral. Subject to the provisions of paragraph 6 hereof, any money, property, securities or other direct or indirect distributions of any nature whatsoever received from the sale, disposition or other realization upon a forclosure or other exercise of remedies upon the occurrence and continuance of an Event of Default (as defined in the Credit Agreements or the Indenture) by any Senior Secured Party or the Trustee of all or any part of the BITCO Collateral, regardless of whether such money, property, securities or other distributions are received directly or indirectly during the pendency of or in connection with any bankruptcy, insolvency or other like proceeding or otherwise, shall be delivered to the BAI Agent in the form received, duly indorsed to such party, if required, and applied by the BAI Agent in the following order:

               First, to the payment in full of all costs and expenses (including, without limitation, attorneys' fees and disbursements) paid or incurred by the Senior Secured
          Lenders in connection with such realization on the BITCO Collateral or the protection of any of their rights and interests therein;

               Second, to the payment in full of all BAI Obligations in the order prescribed by Section 2.13 of the BAI Credit Agreement;

               Third, to the payment in full of all BIPCO Obligations in the order prescribed by Section 2.16 of the BIPCO Credit Agreement shall provide;

               Fourth, to the Trustee for application to the Trustee Obligations to the full extent thereof at such time; and

               Fifth, to pay to the appropriate Loan Party or designee thereof or as a court of competent jurisdiction may direct, any surplus then remaining.

     (iii) Soucy Collateral. Subject to the provisions of paragraph 6 hereof, any money, property, securities or other direct or indirect distributions of any nature whatsoever received from the sale, disposition or other realization upon a forclosure or other exercise of remedies upon the occurrence and continuance of an Event of Default (as defined in the Credit Agreements or the Indenture) by any Senior Secured Party or the Trustee of all or any part of the Soucy Collateral, regardless of whether such money, property, securities or other distributions are received directly or indirectly during the pendency of or in connection with any bankruptcy, insolvency or other like proceeding or otherwise, shall be delivered to the BIPCO Agent or the BAI Agent in the form received, duly indorsed to such party, if required, and applied by the BIPCO Agent or the BAI Agent in the following order:

               First, to the payment in full of all costs and expenses (including, without limitation, attorneys' fees and disbursements) paid or incurred by the Senior Secured
          Lenders in connection with such realization on the Soucy Collateral or the protection of any of their rights and interests therein;

               Second, pro rata to the payment in full of all BAI Obligations and BIPCO Obligations, in such order as each of
          Section 2.13 of the BAI Credit Agreement and Section 2.16 of the BIPCO Credit Agreement, respectively, shall provide;

               Third, to the Trustee for application to the Trustee Obligations to the full extent thereof at such time; and

               Fourth, to pay to the appropriate Loan Party or designee thereof or as a court of competent jurisdiction may direct, any surplus then remaining.

          (e) The BAI Lenders' rights with respect to the BAI Lender Priority Collateral and the BIPCO Lenders' rights with respect to the BIPCO Lender Priority Collateral shall include, without limitation, the exclusive right to release at any time any or all of such collateral from the liens under the Loan Documents and the Subordinated Security Documents without the consent of the Trustee and without any duty, obligation or liability arising from any such action, provided, that such release is in connection with the exercise of remedies in respect of the items of Lender Priority Collateral so released. Upon any such sale, release or other disposition of any Lender Priority Collateral, the lien and security interest created for the benefit of the Trustee pursuant to the Subordinated Security Documents in such Lender Priority Collateral shall be automatically released, and the Trustee shall execute or cause to be executed such release documents and instruments and shall take such further actions as the Senior Secured Lenders shall request.

          (f) (A) Subject to the provisions of paragraph 6 hereof, in the event that:

          (i) the BAI Lenders, in exercise of their foreclosure or similar remedies, have disposed of or otherwise realized upon the BAI Lender Priority Collateral, or have been repaid pursuant to a bankruptcy or similar proceeding at the commencement of which the security interest securing the BAI Obligations is in effect,

          (ii) all of the BAI Obligations have been paid in full and the commitments under the BAI Credit Agreement have been terminated,

          (iii) after giving effect thereto any BAI Lender Priority Collateral remains that:

               (x) never constituted BIPCO Lender Priority Collateral, or has been released from the security interests created by the BIPCO Loan Documents, and

               (y) remains pledged pursuant to the Subordinated
               Security Documents, and

          (iv) at such time there are Trustee Obligations outstanding, then the Trustee shall have the right to enforce the provisions of the Subordinated Security Documents in respect of BAI Lender Priority Collateral.

     (B) Subject to the provisions of paragraph 6 hereof, in the event that:

          (i) the BIPCO Lenders, in exercise of their foreclosure or similar remedies, have disposed of or otherwise realized upon the BIPCO Lender Priority Collateral, or have been repaid pursuant to a bankruptcy or similar proceeding at the commencement of which the security interest securing the BIPCO Obligations is in effect,

          (ii) all of the BIPCO Obligations have been paid in full and the commitments under the BIPCO Credit Agreement have been terminated,

          (iii) after giving effect thereto any BIPCO Lender Priority Collateral remains that:

               (x) never constituted BAI Lender Priority Collateral or has been released from the security interests created by the BAI Loan Documents, and

               (y) remains pledged pursuant to the Subordinated
               Security Documents, and

          (iv) at such time there are Trustee Obligations outstanding, then the Trustee shall have the right to enforce the provisions of the Subordinated Security Documents in respect of the BIPCO Lender Priority Collateral.

          4. Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Secured Lenders and the Trustee, respectively, hereunder shall remain in full force and effect irrespective of:

          (a)  any lack of validity or enforceability of the Loan
     Documents or any Trustee Documents;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Lender Obligations or Trustee Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of either Credit Agreement or any other Loan Document or of the terms of the Trustee Documents;

          (c) any exchange, release or nonperfection of any security interest in any Lender Priority Collateral or any other collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Lender Obligations or Trustee Obligations or any guarantee thereof;

          (d) the commencement of any bankruptcy or similar proceeding in respect of either of the Borrowers or any other Loan Party; or

          (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Lender Obligations or of the Trustee in respect of this Agreement.

          5. Waiver of Claims; Waivers of Jury Trial. (a) To the maximum extent permitted by law, the Trustee waives any claim it might have against any Senior Secured Lender with respect to, or arising out of, any action or failure to act or any error of judgment or negligence on the part of any Senior Secured Lender or its respective directors, officers, employees or agents with respect to any exercise of rights or remedies in respect of the Lender Priority Collateral or any transaction relating to the Lender Priority Collateral. Neither the BAI Agent, the BIPCO Agent, any Senior Secured Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Loan Party, the Trustee or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

          (b) THE BORROWERS, THE BAI AGENT (ON ITS OWN BEHALF AND ON BEHALF OF THE BAI LENDERS), THE BIPCO AGENT (ON ITS OWN BEHALF AND ON BEHALF OF THE BIPCO LENDERS) AND THE TRUSTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR COUNTERCLAIM THEREIN.

          6. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the BAI Lenders, the BAI Agent, the BIPCO Lenders, the BIPCO Agent and the Trustee, and no other Person shall have any right, benefit or other interest under this Agreement. Notwithstanding anything to the contrary contained herein, this Agreement shall not modify or amend the rights and obligations of the Borrowers or any other Loan Party under any Loan Document.

          7. Shared Lender Priority Collateral. The BIPCO Agent and the BAI Agent acknowledge that the Timberlands Pledge Agreement and the Soucy Pledge Agreement create, in favor of Toronto-Dominion (Texas), Inc., as secured party thereunder (in such capacity, the "Agent"), security interests in Collateral to secure both the BAI Obligations and the BIPCO Obligations. The BIPCO Agent, on behalf of the BIPCO Lenders, and the BAI Agent, on behalf of the BAI Lenders, hereby (i) confirm that the Agent has been appointed as agent of such parties to be the secured party under the Timberlands Pledge Agreement and the Soucy Pledge Agreement, (ii) agree with the Agent that in taking and refraining from actions under the Timberlands Pledge Agreement (including amendments and waivers with respect thereto), the Agent shall follow the directions of the Required Lenders under the BAI Credit Agreement so long as the BAI Credit Agreement remains outstanding, and thereafter shall follow the directions of the Required Lenders under the BIPCO Credit Agreement and
     (iii) agree with the Agent that in taking and refraining from actions under the Soucy Pledge Agreement (including amendments and waivers with respect thereto), the Agent shall follow the directions of the Required Lenders under the BAI Credit Agreement and the Required Lenders under the BIPCO Credit Agreement.

          8. Payments in Ordinary Course. Notwithstanding any provision of this Agreement limiting the rights of the holders of the Trustee Obligations in the Collateral, nothing in this Agreement shall prohibit BIPCO and FinCo from making payments in respect of the Trustee Obligations in the ordinary course of business, whether or not the cash with which such payments are made constitutes proceeds of Collateral.

          9. Termination of Agreement; Acknowledgements. (a) The rights of the Senior Secured Lenders under this Agreement in respect of the Collateral securing only the BIPCO Obligations shall terminate when the BIPCO Obligations have been paid in full in cash and all commitments to extend credit under the BIPCO Credit Agreement have terminated. The BIPCO Agent agrees that, within 30 days after payment in cash of all principal, interest and other amounts then outstanding under the BIPCO Obligations and termination of all commitments to extend credit under the BIPCO Credit Agreement, it will, upon the request of the Trustee, provide a written acknowledgement of such payment to the Trustee, which acknowledgement shall also acknowledge that the Senior Secured Lenders have no further rights under this Agreement in respect of the Collateral securing only the BIPCO Obligations. Concurrently with such acknowledgement, the BIPCO Agent will deliver to the Trustee if any of the Trustee Obligations shall be outstanding, any items of such Collateral held in the possession of the BIPCO Agent, provided that if no Trustee Obligations shall be outstanding, the BIPCO Agent will deliver any such items of Collateral to the appropriate Loan Party. The BIPCO Agent acknowledges that prior to such delivery it holds such items of Collateral for the Trustee in accordance with the terms of this Agreement, for purposes of perfecting the Trustee's security interest therein.

          (b) The rights of the Senior Secured Lenders under this Agreement in respect of the Collateral securing only the BAI Obligations shall terminate when the BAI Obligations have been paid in full in cash and all commitments to extend credit under the BAI Credit Agreement have terminated. The BAI Agent agrees that, within 30 days after payment of all principal, interest and other amounts then outstanding under the BAI Obligations and termination of all commitments to extend credit under the BAI Credit Agreement, it will, upon the request of the Trustee, provide a written acknowledgement of such payment to the Trustee, which acknowledgement shall also acknowledge that the Senior Secured Lenders have no further rights under this Agreement in respect of the Collateral securing only the BAI Obligations. Concurrently with such acknowledgement, the BAI Agent will deliver to the Trustee if any Trustee Obligations shall be outstanding any items of such Collateral held in the possession of the BAI Agent, provided that if no Trustee Obligations are outstanding, the BAI Agent will deliver any such items of Collateral to the appropriate Loan Party. The BAI Agent acknowledges that prior to such delivery it holds such items of Collateral for the Trustee in accordance with the terms of this Agreement for purposes of perfecting the Trustee's security interest therein.

          (c) The rights of the Senior Secured Lenders under this Agreement in respect of all Collateral (to the extent not previously terminated pursuant to paragraphs (a) and (b) above) shall in any event terminate when all Lender Obligations have been paid in full in cash and all commitments to extend credit under the Loan Documents have terminated.

          10. Powers Coupled With An Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Lender Obligations are paid in full and the commitments under the Credit Agreements are terminated.

          11. Notices. All notices, requests and demands to or upon the parties to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (iii) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

     If to the BAI Agent or
     the BIPCO Agent:         TORONTO-DOMINION (TEXAS), INC.
                              909 Fannin Street
                              Houston, Texas  77010
                              Attention:  Jano Mott
                              Telecopy:  (713) 951-9921
                              Telephone:  (713) 653-8231

     If to the Trustee:       CRESTAR BANK
                              Attention:  Corporate Trust Department
                              919 Main Street, 10th Floor
                              Richmond, Virginia  23219
                              Telecopy:  (804) 782-7855
                              Telephone:  (804) 782-5726

     The parties hereto may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

          12. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Agreement signed by all the parties shall be lodged with the BAI Agent, the BIPCO Agent and the Trustee.

          13. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          14. Integration. This Agreement represents the entire agreement of the Senior Secured Lenders and the Trustee with respect to the subject matter hereof and there are no promises or representations by any of them relative to the subject matter hereof not reflected herein.

          15. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the BAI Agent, the BIPCO Agent, the Borrowers and the Trustee.

          16. Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of each of the Senior
     Secured Lenders and the Trustee and their successors and assigns.

          (b) Upon a successor administrative agent becoming the Administrative Agent under the BAI Credit Agreement or the BIPCO Credit Agreement, such successor Administrative Agent automatically shall become the BAI Agent or the BIPCO Agent, as the case may be, hereunder with all the rights and powers of such party hereunder, and bound by the provisions hereof, without the need for any further action on the part of any party hereto.

          (c) Upon a successor trustee becoming the Trustee under the Indenture, such successor Trustee automatically shall become the Trustee hereunder with all the rights and powers of the Trustee hereunder, and bound by the provisions hereof, without the need for any further action on the part of any party hereto.

          17. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereto agrees that all judicial proceedings brought against it arising out of or relating to this Agreement or its obligations hereunder may be brought in any federal court of competent jurisdiction in the State, County and City of New York, and accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                   TORONTO-DOMINION (TEXAS), INC., as
                                   BAI Agent and as BIPCO Agent, and
                                   as Agent for the BAI Agent and the
                                   BIPCO Agent

                                   By: /s/ Jano Mott
                                      Title:  Vice President

                                   CRESTAR BANK, as Trustee

                                   By: /s/ Sarah A. McMahon
                                      Title:  Vice President

     Consented:

     BRANT-ALLEN INDUSTRIES, INC., as Borrower

     By: /s/ Edward D. Sherrick
         Title:  Vice President of Finance

     BEAR ISLAND PAPER COMPANY, as Borrower

     By: /s/ Edward D. Sherrick
         Title:  Vice President of Finance

     BEAR ISLAND FINANCE COMPANY II

     By: /s/ Edward D. Sherrick
         Title:  Vice President of Finance